Exhibit 99.1

DLH REPORTS FIRST QUARTER 2013 RESULTS

•                  Revenue grew 13.0% for the quarter versus the prior year

•                  Gross profit increased 14.1% for the quarter versus the prior year

•                  Company achieved positive adjusted EBITDA for the quarter ended December 31, 2012

•                  Management to conduct conference call/webcast on February 13, 2013 at 11:00 a.m. ET

Atlanta, Georgia — February 13, 2013—DLH Holdings Corp. (NASDAQ: DLHC), a leading healthcare and logistics services provider to the Federal Government, including the Departments of Defense and Veterans Affairs, announced today financial results for its first quarter ended December 31, 2012.

Financial Highlights

	For the Three Months Ended
	December 31,
($ in thousands, except per share amounts)	2012	2011
Operating revenues	$12,994	$11,495
Gross profit	$1,788	$1,567
Gross profit percentage	13.8%	13.6%
Loss from operations	(94)	(210)
Net loss	(128)	(389)
Loss per share — basic and diluted	$(0.01)	$(0.06)
Other Data
Adjusted EBITDA (1)	$29	$(16)

Commenting on the Company’s results, President and Chief Executive Officer of DLH, Zachary Parker stated:  “DLH’s first quarter results demonstrate continued progress in executing our strategy and driving value back into the company.  During the quarter we delivered solid revenue and generated positive cash flow from operations even as revenue growth drove greater working capital needs . In addition, our margins have improved as a function of our enhanced program management and performance excellence initiatives that we implemented towards the end of Fiscal 2012.”

Parker added, “We began our fiscal year 2013 (FY13) with the assumption that the federal government would continue to operate on a continuing resolution (CR) rather than an approved budget for our entire fiscal year, which has so far been the outcome.  As such, we have assumed that government customers would have no new funding for new contract awards.  Combined with the uncertainties around “sequestration” we anticipated continued paralysis with regard to new business awards within DoD and most federal agencies. However, we remain confident in our strategy to focus on our country’s high priority mission programs and agencies.  We continue to see new business opportunities and maintain a healthy pipeline for the future growth of the company.”

Parker concluded: “Looking ahead, we continue to be sharply focused on Project LEAN, which drives structural costs out of the business, and enhancing our competitiveness for the future.  These changes to the business are not only essential at this stage of the company’s transformation, but also are well suited during this period of fiscal uncertainty for our government. With Project LEAN well underway, we expect that its full effects should be seen in the coming quarters. This gives us the confidence that we are on the right track towards reaching our goal of delivering profitability in fiscal 2013 and beyond.”

Chief Financial Officer, Kathryn JohnBull commented:  “As Zach stated, the Company always strives to attain the most cost efficient environment both internally and externally. Although there are numerous risks facing us, as described below, we believe the Company is on track to achieve our financial goals and objectives for FY13 and we will remain focused on sustaining our improvements, including positive adjusted EBITDA, throughout the upcoming quarters.”

Results for Three Months Ended December 31, 2012

Revenue for the three months ended December 31, 2012 increased 13.0% to $13.0 million compared to $11.5 million in the same period in fiscal 2012.  The increase in revenue is due primarily to expansion on current programs, as well as the full quarter impact of new business awards received during the first quarter of fiscal 2012.

Gross profit increased 14.1%, from $1.6 million to $1.8 million in fiscal 2012 and 2013, respectively, due largely to improved contract performance.

G&A expenses for the three months ended December 31, 2012 and 2011 were $1.85 million and $1.76 million, respectively, an increase of 5.4%.  This increase is principally due to the timing of expenses for outside professional services in the respective periods.

Loss from operations for the three months ended December 31, 2012 was $0.1 million as compared to loss from operations for the three months ended December 31, 2011 of $0.2 million.

Adjusted EBITDA for the three months ended December 31, 2012 was $29,000 as compared to ($16,000) for the three months ended December 31, 2011, due principally to the increased gross profit described above.

Reconciliation of Adjusted EBITDA (a non-GAAP financial measure) to net loss from continuing operations

(1)         We present Adjusted EBITDA as a supplemental non-GAAP measure of our performance. We define Adjusted EBITDA as net loss from continuing operations plus (i) interest and other income/expenses, net, (ii) provision for or benefit from income taxes, if any, (iii) depreciation and amortization, (iv) G&A expenses — equity grants, and (v) impairment charges. This non-GAAP measure of our performance is used by management to conduct and evaluate its business during its regular review of operating results for the periods presented. Management and the Company’s Board utilize this non-GAAP measure to make decisions about the use of the Company’s resources, analyze performance between periods, develop internal projections and measure management performance. We believe that this non-GAAP measure is useful to investors in evaluating the Company’s ongoing operating and financial results and understanding how such results compare with the Company’s historical performance. By providing this non-GAAP measure, as a supplement to GAAP information, we believe we are enhancing investors’ understanding of our business and our results of operations. This non-GAAP financial measure is limited in its usefulness and should be considered in addition to, and not in lieu of, US GAAP financial measures. Further, this non-GAAP measure may be unique to the Company, as it may be different from the definition of non-GAAP measures used by other companies. A reconciliation of Adjusted EBITDA with net loss from continuing operations is as follows:

	For the Three Months Ended
	December 31,
	2012	2011
Net loss	$(128)	$(389)
(i) interest and other expenses (net)	34	179
(ii) provision for taxes	—	—
(iii) amortization and depreciation	33	23
(iv) G&A expenses — equity grants	90	171
Adjusted EBITDA	$29	$(16)

Conference Call and Webcast Details

Interested parties may participate in the conference call on Wednesday, February 13, 2013 at 11:00 AM EST by dialing into the conference call line at 1-888-396-2298; international callers dial 1-617-847-8708 (passcode 52360375) approximately five to ten minutes prior to 11:00 AM EST. The conference call will also be available on replay starting at 1:00 PM EST on February 13, 2013 and ending on February 20, 2013. For the replay, please dial 1-888-286-8010(passcode 73675690) or 1-617-801-6888 for international callers.

About DLH

DLH Holdings Corp. (NASDAQ: DLHC) serves clients throughout the United States as a full-service provider of healthcare, logistics, and technical support services to DoD and Federal agencies. For more information, visit the corporate web site at www.dlhcorp.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management “believes”, “expects”, “anticipates”, “plans” (and similar expressions) should be considered forward looking statements. There are a number of important factors that could cause DLH`s actual results to differ materially from those indicated by the forward looking statements. Such risks and uncertainties include, among other things our ability to secure contract awards, including the ability to secure renewals of contracts under which we currently provide services; our ability to enter into contracts with United States Government facilities and agencies on terms attractive to us and to secure orders related to those contracts; changes in the timing of orders for and our placement of professionals and administrative staff; the overall level of demand for the services we provide; the variation in pricing of the contracts under which we place professionals; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government audits and reviews; our ability to manage growth effectively; the performance of our management information and communication systems; the effect of existing or future government legislation and regulation; changes in government and customer priorities and requirements (including changes to respond to the priorities of Congress and the Administration, budgetary constraints, and cost-cutting initiatives); economic, business and political conditions domestically (including the impact of uncertainty regarding U.S. debt limits and actions taken related thereto); the impact of medical malpractice and other claims asserted against us; the disruption or adverse impact to our business as a result of a terrorist attack; the loss of key officers, and management personnel; the competitive environment for our services; the effect of recognition by us of an impairment to goodwill and intangible assets; other tax and regulatory issues and developments; the effect of adjustments by us to accruals for self-insured retentions; our ability to obtain any needed financing; and the effect of other events and important factors disclosed previously and from time-to-time in our filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the company’s periodic reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2012. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. DLH undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.

TABLES TO FOLLOW

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended
	December 31,	December 31,
	2012	2011

REVENUES	$12,994	$11,495
DIRECT EXPENSES	11,206	9,928
GROSS PROFIT	1,788	1,567
GENERAL AND ADMINISTRATIVE EXPENSES	1,849	1,754
DEPRECIATION AND AMORTIZATION	33	23
Loss from operations	(94)	(210)

OTHER INCOME (EXPENSE)
Interest expense	(46)	(77)
Amortization of deferred financing costs	(52)	(46)
Change in fair value of financial instruments	61	(56)
Other income, net	3	—
	(34)	(179)

Loss from continuing operations before income taxes	(128)	(389)
INCOME TAX EXPENSE	—	—

NET LOSS	$(128)	$(389)

NET GAIN (LOSS) PER SHARE - BASIC AND DILUTED
Net loss per share	$(0.01)	$(0.06)

WEIGHTED AVERAGE BASIC AND DILUTED SHARES OUTSTANDING	9,286	6,070

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

	December 31,	September 30
	2012	2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,239	$3,089
Accounts receivable, net of allowance for doubtful accounts of $0 as of December 31, 2012 and September 30, 2012	12,097	13,028
Prepaid workers’ compensation	516	516
Other current assets	357	133
Total current assets	16,209	16,766

EQUIPMENT AND IMPROVEMENTS:
Furniture and equipment	139	139
Computer equipment	126	126
Computer software	417	408
Leasehold improvements	24	24
	706	697

Less accumulated depreciation and amortization	(462)	(429)
Equipment and improvements, net	244	268

GOODWILL	8,595	8,595

OTHER ASSETS
Deferred financing costs, net	5	9
Other assets	775	784
Total other assets	780	793

TOTAL ASSETS	$25,828	$26,422

DLH HOLDINGS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS EXCEPT PAR VALUE OF SHARES)

	December 31,	September 30,
	2012	2012
LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Bank loan payable	$1,816	$2,363
Current portion of capital lease obligations	52	51
Convertible debenture, net	241
Derivative financial instruments, at fair value	58
Accrued payroll	10,633	10,555
Accounts payable	2,468	2,296
Accrued expenses and other current liabilities	2,646	2,817
Liabilities from discontinued operation	178	185
Total current liabilities	18,092	18,267

LONG TERM LIABILITIES
Convertible debenture, net	—	202
Derivative financial instruments, at fair value	—	119
Capital Lease Obligations	9	22
Other long term liability	21	62
Total long term liabilities	30	405

Total liabilities	18,122	18,672

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $.10 par value; authorized 5,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 40,000 shares; issued 9,320 at December 31, 2012 and 9,268 at September 30, 2012, outstanding 9,318 at December 31, 2012 and 9,266 at September 30, 2012	9	9
Additional paid-in capital	75,291	75,207
Accumulated deficit	(67,570)	(67,442)
Treasury stock, 2 shares at cost at December 31, 2012 and September 30, 2012	(24)	(24)
Total shareholders’ equity	7,706	7,750

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$25,828	$26,422

CONTACTS:

Zachary C. Parker, President and Chief Executive Officer

Kathryn M. JohnBull, Chief Financial Officer

DLH

1776 Peachtree Street, NW

Atlanta, GA 30309

866-952-1647

Christy N. Buechler, Marketing & Communications Manager (Media)

DLH

678-935-1531

christy.buechler@dlhcorp.com

(Investor Relations)

Donald C. Weinberger/Adam Lowensteiner

Wolfe Axelrod Weinberger Associates, LLC

212-370-4500

don@wolfeaxelrod.com

adam@wolfeaxelrod.com

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